                   Restated Articles of Incorporation
                         ARTICLES OF INCORPORATION
                          (PREPARE IN TRIPLICATE)

                       COMMONWEALTH OF PENNSYLVANIA
                  DEPARTMENT OF STATE - CORPORATE BUREAU
              308 NORTH OFFICE BUILDING, HARRISBURG, PA 17120

PLEASE INDICATED (CHECK ONE) TYPE CORPORATION:
/X/    DOMESTIC BUSINESS CORPORATION
/ /    DOMESTIC BUSINESS CORPORATION A CLOSE CORPORATION   COMPLETE BACK
/ /    DOMESTIC PROFESSIONAL CORPORATION ENTER BOARD LICENSE NO.

FEE
$75.00

010 NAME OF CORPORATION (MUST CONTAIN A CORPORATE INDICATOR UNLESS EXEMPT UNDER 15 P.S. 2908 B)

       BUCK HILL FALLS COMPANY

011    ADDRESS OF REGISTERED OFFICE IN PENNSYLVANIA (P.O. BOX NUMBER NOT
       ACCEPTABLE)

       Post Office Box D-2

012    CITY            033  COUNTY        013  STATE     064  ZIP CODE
       Buck Hill Falls      Monroe             PA             18323

050    EXPLAIN THE PURPOSE OR PURPOSES OF THE CORPORATION

       "To engage in and do any lawful act concerning any or all lawful business for which corporations may be incorporated under the Pennsylvania Business Corporation Law of 1933, as amended and supplemented, and to do all things and exercise all powers, rights and privileges which a business corporation may now or hereafter be organized or authorized to do or to exercise under the said Business Corporation Law of Pennsylvania, as amended and supplemented."



(ATTACH 8 1/2 x 11 SHEET IF NECESSARY)

The Aggregate Number of Shares, Classes of Shares and Par Value of Shares which the Corporation Shall have Authority to Issue:

040    Number and Class of Shares            105,000

041    Stated Par Value Per Share if Any     NONE

042    Total Authorized Capital

031    Term of Existence                     Perpetual

The Name and Address of Each Incorporator, and the Number and Class of Shares Subscribed to by each Incorporator

060    Name

061, 062
063, 064 Address (Street, City, State, Zip Code)  Number & Class of Shares




                   (ATTACHED 8 1/2 x 11 SHEET IS NECESSARY)

IN TESTIMONY WHEREOF, THE INCORPORATOR(S) HAS (HAVE) SIGNED AND SEALED THE ARTICLES OF INCORPORATION THIS 21st DAY OF December 1985.


       /s/ Doris M. Urice                          /s/ Karl Weiler
- -----------------------------------      --------------------------------

Doris M. Urice, Assistant Secretary             Karl Weiler, President
- -----------------------------------       --------------------------------

                          -FOR OFFICE USE ONLY-
030    FILED

December 26, 1985


002    CODE


       REVIEWED BY


       DATE APPROVED


       DATE REJECTED


       MAILED BY        DATE


003    REV BOX


004    SICC


CERTIFY TO

/  /   REV.
/  /   L&I
/  /   OTHER


SEQUENTIAL NO.


AMOUNT

$

INPUT BY


VERIFIED BY


100   MICROFILM NUMBER

      86031987

001   CORPORATION NUMBER


LOG IN               LOG IN (REFILE)




LOG OUT              LOG OUT (REFILED)





                         SECRETARY OF COMMONWEALTH
                            DEPARTMENT OF STATE
                       COMMONWEALTH OF PENNSYLVANIA

Microfilm Number
                ----------------------------

Filed with the Department of State on  July 30, 1996


Entity Number
             ------------------------------


- ----------------------------------------------
Secretary of the Commonwealth


            ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                           DSCB:15-1915 (Rev 89)


       In compliance with the requirements of 15 Pa.C.S. Section 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.  The NAME of the corporation is:  BUCK HILL FALLS COMPANY
                                     -------------------------------------

2. The (a) ADDRESS of this corporation's current registered office in this Commonwealth or (b) commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following address to conform to the records of the Department):

(a)    PO BOX D-2              BUCK HILL FALLS, PA     18323      MONROE
    ---------------------------------------------------------------------
     Number and Street         City            State   Zip       County

(b)
    ----------------------------------------------------------------------
    Name of Commercial Registered Office Provider                 County

    For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.  The STATUTE by or under which it was incorporated is:

     PENNSYLVANIA BUSINESS CORPORATION LAW
    ----------------------------------------------------------------------

4.  The original DATE of its incorporation is:  DECEMBER 30, 1900
                                              ----------------------------

5.  (CHECK, AND IF APPROPRIATE COMPLETE, ONE OF THE FOLLOWING):

     X  The amendment shall be effective upon filing these Articles
    ----
    of Amendment in the Department of State.

       The amendment shall be effective on:
   ----                                    --------------------

DSCB:15-1915 (Rev 89)-2


6.  (CHECK ONE OF THE FOLLOWING):

     X  The amendment was adopted by the shareholders pursuant to
    ----
    15 Pa.C.S. section 1914(a) and (b).

        The amendment was adopted by the board of directors pursuant
    ----
    to 15 Pa.C.S. section 1914 (c).

7.  (CHECK, AND IF APPROPRIATE COMPLETE, ONE OF THE FOLLOWING):

        The amendment adopted by the corporation, set forth in full,
    ----
    is as follows:




     X  The amendment adopted by the corporation as set forth in
    ----
    full in Exhibit A, attached hereto and made a part hereof.

8.  (CHECK IF THE AMENDMENT RESTATES THE ARTICLES):

        The restated Articles of Incorporation supersede the original
    ----
    Articles and all amendments thereto.


     IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof
this  19th  day of  July   , 1996.
     ------        --------



                            BUCK HILL FALLS COMPANY
                           ----------------------------------------
                            (Name of Corporation)



                          BY: /s/ David B. Ottaway
                             ---------------------------------------
                              David B. Ottaway, President

                                 EXHIBIT A
                    Attached to Articles of Amendment
                                    of
                         BUCK HILL FALLS COMPANY

  RESOLVED, that the Articles of Incorporation of this Corporation be amended by changing the statement of the aggregate number of shares, classes of shares and par value of shares which the Corporation shall have the authority to issue so as to read in its entirety as follows:

       "The aggregate number of shares, classes of shares and par value of shares which the Corporation shall have the authority to issue is:

          (a)  105,000 shares of Common Stock, having no par
       Value; and

          (b) 100,000 shares of Class A Common Stock having no par value.

       The shares of Common Stock and the shares of Class A
       Common Stock shall each have one vote per share and shall be equal in all other respects except that the shares of Class A Common Stock may only be issued to, transferred to or held by any person, company or other entity that is an owner or co-owner of a cottage and/or lot in the Buck Hill Falls Community (a "Qualified Owner"); provided, however, that (i) this Corporation and The Buck Hill Conservation Foundation may acquire and hold shares of Class A Common Stock; (ii) a holder of Class A Common Stock may transfer shares of Class A Common Stock other than to a Qualified Owner if the transferee and the terms of the transfer are disclosed to, and approved by, the Board of Directors of this Corporation and, upon recommendation of the Board of Directors, approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock other than those proposed to be transferred; and (iii) a transferee of Class A Common Stock pursuant to the approvals required by clause (ii) above may hold the Class A Common Stock but may not transfer them, willfully, by operation of law or otherwise, except as permitted by these Articles."


                                EXHIBIT 3.1